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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 27, 2006

                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)

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
            MICHIGAN                       0-19725                38-2799573
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
         incorporation)                                      Identification No.)
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                               515 EASTERN AVENUE
                             ALLEGAN, MICHIGAN 49010
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (269) 673-8451

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a delegation by the Company's Board of Directors, the Company adopted the Perrigo Company Nonqualified Deferred Compensation Plan ("Plan") on
March 27, 2006. A description of the Plan follows. The following description of the Plan is qualified in its entirety by reference to the text of the Plan which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Plan was adopted as a replacement for the L. Perrigo Nonqualified Deferred
Compensation Plan, which was frozen to new deferrals effective December 31, 2004. The Plan is subject to and is intended to satisfy the requirements of
Section 409A of the Internal Revenue Code of 1986 ("Code"), which sets forth certain rules applicable to nonqualified deferred compensation plans.

Employees designated by the Plan Committee are eligible to participate in the Plan. The Plan allows eligible employees to defer up to 80% of base salary and up to 100% of annual bonus. It also provides for Company matching and discretionary credits. These amounts are credited to a recordkeeping account in the participants' name. The Company may provide for a vesting schedule for matching and discretionary credits, or it may provide that such amounts are fully vested when credited to the participant's account. The Plan also permits non-employee directors to defer retainer and meeting fees.

Deferral elections with respect to base salary and director fees must be made prior to the beginning of the calendar year in which the base salary or fees would otherwise be payable to the participant. Deferrals of annual bonus must be made no later than 6 months prior to the end of the performance period to which the bonus relates. These elections are irrevocable for the year.

The balance in a participant's account is payable following the participant's termination of service with the Company and its affiliates. Payments may be made in a lump sum or in annual installments of up to 15 years, as elected by the participant. The Plan provides that distribution elections will be made in accordance with the requirements of Code Section 409A, which generally requires that distribution elections be made at the time of initial deferral. Only limited changes are permitted after the initial distribution election, and any change must be made at least 12 months in advance of the original distribution date and delay payment for a period of at least 5 years beyond the original distribution date. Payments made on an employee's termination of service for reasons other than death or disability are made or commence no earlier than 6 months after the termination date.

At the time of an initial deferral election, a participant may also elect a specific future date on which such deferrals, as adjusted for earnings, will be paid. If the participant terminates service prior to the specified future date, then the participant's termination election, rather than the specific future date election, will govern distribution of the participant's account. The Plan also permits distribution in the event of an unforeseeable emergency.

Prior to payment, the recordkeeping account is credited with assumed earnings, based on the participant's election from among the various measurement funds established by the Plan




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Committee for this purpose. These measurement funds are used solely to credit the participant's account with assumed earnings. The Plan does not require actual investment in the measurement funds selected.

The Plan can be amended or terminated by the Board of Directors of the Company at any time. If the Plan is terminated, the Company may distribute the balance in each participant's account during the period beginning 12 months after the termination date and ending 24 months after the termination date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed herewith.

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
EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.1        Perrigo Company Nonqualified Deferred Compensation Plan




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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PERRIGO COMPANY
                                        (Registrant)


                                        By: /s/ Todd W. Kingma
                                            ------------------------------------
Dated: March 28, 2006                       Todd W. Kingma
                                            Senior Vice President, Secretary and
                                            General Counsel




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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.1        Perrigo Company Nonqualified Deferred Compensation Plan